EXHIBIT 2.1


                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                               EDT LEARNING, INC.,
                             A DELAWARE CORPORATION,

                                  ("PURCHASER")

                                       AND

                                 MENTERGY, INC.,
                             A DELAWARE CORPORATION,

                     AND, ITS TWO WHOLLY-OWNED SUBSIDIARIES:

                                LEARNLINC CORP.,
                             A DELAWARE CORPORATION,

                                       AND

                        GILAT-ALLEN COMMUNICATIONS, INC.,
                             A DELAWARE CORPORATION

                      (COLLECTIVELY "SELLER" OR "MENTERGY")
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                                TABLE OF CONTENTS

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                                                                            ----

SECTION 1.   TERMS OF THE SALE AND PURCHASE OF THE PURCHASED ASSETS............1

     1.1     CONVEYANCE OF PURCHASED ASSETS....................................1
     1.2     EXCLUDED ASSETS...................................................2
     1.3     PURCHASE PRICE....................................................3
     1.4     ASSUMPTION OF LIABILITIES.........................................3
     1.5     PURCHASE PRICE ALLOCATION.........................................4
     1.6     SUBSEQUENT ACTIONS................................................4
     1.7     LEARNLINC ACCOUNTS RECEIVABLE.....................................4

SECTION 2.   REPRESENTATIONS AND WARRANTIES OF SELLER..........................4

     2.1     CORPORATE EXISTENCE; GOOD STANDING................................4
     2.2     POWER AND AUTHORITY FOR TRANSACTIONS..............................5
     2.3     PERMITS, LICENSES AND GOVERNMENTAL AUTHORIZATIONS.................5
     2.4     CORPORATE AUTHORIZATIONS..........................................6
     2.5     CONSENTS..........................................................6
     2.6     SELLER'S FINANCIAL INFORMATION....................................6
     2.7     LEASES............................................................6
     2.8     CONDITION OF PURCHASED ASSETS.....................................7
     2.9     TITLE TO AND ENCUMBRANCES ON PROPERTY.............................7
     2.10    INTELLECTUAL PROPERTY.............................................7
     2.11    PAYROLL INFORMATION; EMPLOYEES....................................7
     2.12    LEGAL PROCEEDINGS.................................................8
     2.13    CUSTOMERS, RESELLERS AND CONTRACTS................................8
     2.14    SUBSEQUENT EVENTS.  ..............................................8
     2.15    TAXES.............................................................9
     2.16    LIABILITIES; DEBT................................................10
     2.17    INTENTIONALLY OMITTED............................................10
     2.18    EMPLOYEE BENEFIT PLANS...........................................10
     2.19    NO UNTRUE REPRESENTATIONS........................................10
     2.20    BROKERS AND FINDERS..............................................10
     2.21    LIMITATION OF REPRESENTATIONS AND WARRANTIES OF MENTERGY,
               LTD. AGREEMENTS................................................10

SECTION 3.   REPRESENTATIONS AND WARRANTIES OF PURCHASER......................11

     3.1     CORPORATE EXISTENCE: GOOD STANDING...............................11
     3.2     POWER AND AUTHORITY..............................................11
     3.3     FINANCIAL STATEMENTS.............................................11
     3.4     SEC DOCUMENTS AND REPORTS........................................11
     3.5     LEGAL PROCEEDINGS................................................11
     3.6     NO UNDISCLOSED LIABILITIES.......................................12
     3.7     NO VIOLATION OF LAW..............................................12
     3.8     BROKERS AND FINDERS..............................................12
     3.9     PRIORITY OF SECURITY INTEREST....................................12

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SECTION 4.   COVENANTS OF SELLER..............................................12

SECTION 5.   COVENANTS OF PURCHASER...........................................12

SECTION 6.   PURCHASER'S CONDITIONS PRECEDENT.................................13

     6.1     REPRESENTATIONS AND WARRANTIES...................................13
     6.2     COVENANTS AND CONDITIONS.........................................13
     6.3     PROCEEDINGS......................................................13
     6.4     CLOSING DELIVERIES...............................................13
     6.5     CONSENTS AND APPROVALS...........................................13
     6.6     APPROVAL BY THE BOARD OF DIRECTORS...............................13
     6.7     DUE DILIGENCE REVIEW.............................................13
     6.8     NO MATERIAL ADVERSE CHANGE.......................................13
     6.9     EMPLOYEES OF SELLER..............................................13
     6.10    PREMISES LEASE...................................................14
     6.11    RELEASE OF MENTERGY, LTD.........................................14

SECTION 7.   SELLER CONDITIONS PRECEDENT......................................14

     7.1     REPRESENTATIONS AND WARRANTIES...................................14
     7.2     COVENANTS AND CONDITIONS.........................................14
     7.3     PROCEEDINGS......................................................14
     7.4     CLOSING DELIVERIES...............................................14
     7.5     EMPLOYEES OF SELLER..............................................14
     7.6     CONSENTS AND APPROVALS...........................................14
     7.7     NO MATERIAL ADVERSE CHANGE.......................................14

SECTION 8.   CLOSING DELIVERIES...............................................15

     8.1     DELIVERIES OF SELLER.............................................15
     8.2     DELIVERIES OF PURCHASER..........................................16
     8.3     DELIVERIES SUBSEQUENT TO CLOSING.................................16

SECTION 9.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES, INDEMNITY............17

     9.1     SURVIVAL OF CLOSING..............................................17
     9.2     INDEMNIFICATION OF PURCHASERS....................................17
     9.3     MAXIMUM INDEMNITY OBLIGATION.....................................17
     9.4     PRIORITY OF OFFSET...............................................17
     9.5     INDEMNIFICATION OF SELLER........................................17
     9.6     PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS..............17
     9.7     EFFECT OF INVESTIGATION..........................................18

SECTION 10.  TERMINATION......................................................18

SECTION 11.  MISCELLANEOUS....................................................19

     11.1    KNOWLEDGE........................................................19
     11.2    NOTICES..........................................................19
     11.3    SUCCESSORS AND ASSIGNS...........................................19
     11.4    ENTIRE AGREEMENT.................................................20
     11.5    GOVERNING LAW; SEVERABILITY......................................20
     11.6    SCHEDULES AND EXHIBITS...........................................20
     11.7    WAIVERS..........................................................20

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     11.8    HEADINGS.........................................................20
     11.9    COUNTERPARTS.....................................................20
     11.10   CONFIDENTIALITY..................................................20
     11.11   EXPENSES.........................................................20
     11.12   NO THIRD PARTY BENEFICIARIES.....................................20
     11.13   FURTHER ASSURANCES. .............................................21

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement, ("Agreement") made and executed to be effective on November 4, 2002, (the "Effective Date") by and among EDT Learning, Inc., a Delaware corporation ("Purchaser" or "EDT"), and Mentergy, Inc., a Delaware corporation together with its wholly-owned subsidiaries LearnLinc Corp., a Delaware corporation and Gilat-Allen Communications, Inc. a Delaware corporation (collectively "Seller" or "Mentergy").

                                   WITNESSETH:

     WHEREAS, Seller has created, owns and maintains certain software which it uses in the operation of its e-learning business located primarily in Troy, New York identified under the trade name and operating division known as "LearnLinc"; and,

     WHEREAS, Purchaser sells and distributes certain software and related services to corporate clients in the e-Learning business and therefore wishes to acquire the assets of Mentergy related to LearnLinc and its Troy operations; and,

     WHEREAS, Seller wishes to sell to Purchaser, and Purchaser wishes to acquire from Seller, all right, title and interest in and to the LearnLinc software and related assets (as more fully defined herein), all upon the terms and subject to the conditions set forth herein; and

     NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1. TERMS OF THE SALE AND PURCHASE OF THE PURCHASED ASSETS.

     The purchase and sale of the Purchased Assets provided for in this Agreement (the "Closing") will occur within two (2) business days following the satisfaction of all conditions precedent defined herein including specifically the approval of the transaction by the District Court of Tel Aviv before which the restructuring proceedings of Mentergy, Ltd. have been brought but in all events on or before November 30, 2002 (the actual date of Closing being hereafter referred to as the "Closing Date")., The sale of the Purchased Assets shall be based on the respective representations, warranties and agreements of Purchaser and Seller contained herein as of the Effective Date and shall be subject to the terms and conditions herein stated.

     1.1 CONVEYANCE OF PURCHASED ASSETS. Subject to and upon the terms and conditions contained herein, on the Closing Date, Seller shall sell, convey, transfer, deliver and assign to Purchaser all of Seller's right, title and interest in and to the assets of Seller's Business known as and directly related to the LearnLinc software and operating division business located in Troy, NY (the "LearnLinc Business") (without any associated debts, liens or encumbrances thereupon, except as expressly otherwise provided herein) (the "Purchased Assets"). Without limiting the foregoing, the Purchased Assets specifically include as pertains to the LearnLinc Business:

          (a) All tangible personal property, plant, furniture, fixtures, computer hardware, other equipment and other tangible assets related to the LearnLinc Business located in Troy, NY, including specifically those items described in SCHEDULE 1.1(a) to this Agreement;

          (b) All LearnLinc and TestLinc software related to the LearnLinc Business (the "Software") including all source code, object code (both the current versions 6.1, and all prior versions and all translations of the current and prior version into languages other than English) in electronic format, all user documentation, all URL's associated with the LearnLinc Software, websites, all user websites whether for sales of the LearnLinc Software or for technical support of the LearnLinc Software, debug lists, all beta versions of the Software, all project plans related to the Software, all third party and proprietary computer programs used to create, support and test the LearnLinc Software, technical support manuals, customer databases, and all software used on a licenses basis as a part of or related to the LearnLinc Business, including specifically those items described in SCHEDULE 1.1(b), provided however that Seller is conveying to Purchaser only a co-equal, undivided, royalty free, right, title and interest in the source code which is the Application Sharing feature (aka "AppShare"), Audio Video Engine (aka "AV Engine"), and Record and Playback features contained only within TrainNet version 5.0 (the "Shared Code"), and with all other software and code excluded from such co-ownership, and with any with all future versions, enhancements, and improvements made by each party of the Shared Code being exclusively owned by the party responsible for these changes without such co-ownership after the Closing Date.;

          (c) All intangible rights related to the LearnLinc Business, including all trade names, service marks, copyrights, patents, all derivations thereof, together with any and all other names, slogans, trademarks, service marks, and logos, trade secrets, intellectual capital used exclusively in the LearnLinc Business and the LearnLinc Software, including specifically those items described in SCHEDULE 1.1(c) this Agreement;

          (d) All available books and records of Seller's LearnLinc Business (relating to bills of sale, purchase receipts, executed equipment leases, the Mentergy Employee Handbook), together with accounts receivable (with collections provided for in Section 1.7 herein), , vendor deposits, pre-payments, inventory, customer agreements for purchase or license of the Software (whether for the use of the Software or maintenance of the Software), customer lists, sales pipeline prospects, reseller agreements, VAR agreements, specifically those items described in SCHEDULE 1.1(d) to this Agreement, provided that Purchaser, on request, shall promptly provide a copy to Seller as is needed for audit or tax purposes, or to respond to any judicial, administrative, arbitral, or regulatory request;

          (e) All transferable licenses (software or otherwise) and other regulatory approvals necessary for or incident to the operation of the LearnLinc Business and LearnLinc Software; and,

          (f) All marketing and promotional materials used in, required for or incident to the marketing or promotion of the products and services related to LearnLinc (whether in electronic or tangible printed form), educational programs, training materials, and all other intangible rights to sell or license any of the LearnLinc Software or LearnLinc Business.

     1.2 EXCLUDED ASSETS. There shall be excluded from the Purchased Assets and Seller shall retain all of its right, title and interest in and to the excluded assets all tangible and intangible property or right related to Mentergy's products and services (other than LearnLinc) (i.e., other than identified in Section 1.1 above and accordingly directly related to the LearnLinc Business and LearnLinc Software). For purposes of clarification, the excluded assets (the "Excluded Assets") specifically include the following assets, and Purchaser, shall acquire no right thereto:

          (a) those assets physically located in the Troy, NY office and listed on SCHEDULE 1.2, together with all cash collected from the Seller's accounts receivable prior to the Effective Date (except and provided in Section 1.7) cash equivalents and short-term investments, accounts receivable related to the Mentergy business (i.e., other than the LearnLinc accounts receivable transferred under Section 1.7), all minute books, stock records and corporate seals, all rights to any Mentergy trade or business name (other than related to the LearnLinc Software, LearnLinc Business, or TestLinc), all rights to deposits and prepaid expenses (listed on SCHEDULE 1.2), claims for refunds (listed on SCHEDULE 1.2), or rights to offset (listed on SCHEDULE 1.2); all insurance policies and rights thereto (listed on SCHEDULE 1.2); any contract of Seller not specifically identified as part of the Purchased Assets and concerning the Mentergy business, all personnel records, other records that Seller is required by law to retain in its possession, all claims for refund of taxes and other governmental charges of whatever nature of Mentergy; all rights in connection with any employee benefit or welfare plan unrelated to the employees located in Troy, New York and any employer contribution related to those Mentergy employees; and,

          (b) all rights of Seller under this Agreement and the collateral documents executed by Seller in connection with the Closing.

     1.3 PURCHASE PRICE. In consideration for the conveyance for all right title and interest in and to the Purchased Assets by Seller and the execution of this Agreement and all related agreements, Purchaser shall at Closing:

          (a) Assume only those liabilities directly related to the LearnLinc Software and LearnLinc Business operations located in Troy, NY, as specifically identified and described in the Assignment and Assumption Agreement in the form attached hereto;

          (b) Tender in cash in immediately available funds to the wire transfer coordinates set forth in SCHEDULE 1.3(b) the sum of Two Hundred and Fifty Thousand and 00/100 Dollars ($250,000.00);

          (c) Tender a fully executed promissory note in the form of note attached as Exhibit "D", (the "Promissory Note") in favor of Seller, as payee and Purchaser as Maker with an original principal sum of Two Hundred and Fifty Thousand and 00/100 Dollars ($250,000.00), bearing interest at the annual rate of six percent (6.000%), with interest paid quarterly and the entire lump sum principal and all accrued and unpaid interest paid on the first annual anniversary of the date of the promissory note, said Promissory Note being secured by the LearnLinc software and all revenue thereon, including maintenance as more particularly set forth in the security agreement, and Uniform Commercial Code Financing Statement in the form attached as Exhibit F hereto (the "Security Agreement"); and,

          (d) Tender a fully executed Royalty Agreement in the form of agreement attached as Exhibit "E" which provides for the payment to Seller of a royalty equal to twenty percent (20.000%) of the revenues collected by Purchaser from the sale or license of the LearnLinc Software (including all license, revenues and maintenance revenues, but excluding any related services like training, support or customization fees), with the maximum amount ever due to Purchaser under the Royalty Agreement being the total sum of Five Million and 00/100 Dollars ($5,000,000.00) (the "Maximum Royalty"); provided further that should Purchaser ever cease to make available for sale the LearnLinc Software, during the three (3) year period beginning with the Closing Date, then Purchaser will pay after notice and failure to cure such default within 30 days of notice, regardless of the revenues collected, an amount equal to One Million and 00/100 Dollars ($1,000,000.00); and provided further that such royalty fees shall be offset by the fixed sum of one hundred twenty thousand and 00/100 Dollars ($120,000.00) from the first dollar due thereunder until fully offset (the foregoing being intended as a brief summary of the terms of the Royalty
Agreement,  with  the  controlling  terms  to  be as  provided  in  the  Royalty
Agreement).

     1.4 ASSUMPTION OF LIABILITIES. Except for debts and obligations specifically listed on, Exhibit "A" of the Assignment and Assumption Agreement and as provided for in the manner and means described by the Assignment and Assumption Agreement, Purchaser shall not assume any other liabilities, commitments or obligations of Seller in connection with the consummation of the transactions contemplated by this Agreement.

     1.5 PURCHASE PRICE ALLOCATION. The purchase price shall be allocated for federal income tax purposes as set forth on SCHEDULE 1.5; provided, however, that the parties intend that SCHEDULE 1.5 shall not be delivered at Closing but rather shall be agreed to by the parties within thirty (30) days subsequent to Closing

     1.6 SUBSEQUENT ACTIONS. Seller will from time to time subsequent to the Closing Date, at Purchaser's request and without further consideration, execute and deliver such other instruments of conveyance, assignment and transfer, and take such other actions, as Purchaser may reasonably request in order to more effectively convey, assign, transfer to and vest in Purchaser the Purchased Assets pursuant to the terms of this Agreement.

     1.7 LEARNLINC ACCOUNTS RECEIVABLE. Seller will transfer to Purchaser at Closing, without recourse to Seller all of Seller's LearnLinc accounts receivable representing all sales booked for the LearnLinc Business but not collected prior to Effective Date. Seller will segregate its accounts receivable into those on the Seller's books prior to September 30, 2002 (the "September A/R") and those accrued after September 30, 2002 through the Effective Date (the "October A/R"). Seller warrants and represents that all sales made in September and thereafter in October prior to the Effective Date will be recorded in the normal course of business, and that Seller will not attempt to accelerate the collection of cash from any sale in September or October other than in the ordinary course. Seller may attempt to collect cash due from the September A/R in the normal course, and Seller will retain all cash collected prior to the Effective Date from the September or October A/R. At and after Closing, all uncollected accounts receivable (September A/R and October A/R) will be transferred to Purchaser without recourse to Seller. At and after the Effective Date, Seller will not attempt to bill or collect from any LearnLinc Customer, whether from sales arising after the Effective Date by either party or from any of the September A/R or October A/R. Any cash collected after the Effective Date by Seller from the Customers on the transferred September A/R or October A/R (whether from A/R or new sales) will be immediately remitted to Purchaser (after the check tendering payment to Seller has cleared Seller's bank). For the ninety
(90) day period beginning with the Effective Date, upon collection of cash from the September A/R, Purchaser will immediately tender to Seller twenty five percent (25.000%) of such cash collected (after the check tendering payment to Purchaser has cleared Purchaser's bank). For the ninety (90) day period beginning with the Effective Date, upon collection of cash from the October A/R, Purchaser will tender to Seller twenty five percent (25.000%) of the cash collected from software licensing only, (i.e., excluding cash from the collection of maintenance fees). Purchaser will not attempt to delay the collection of cash from the September A/R or the October A/R or from any sale arising after the Effective Date.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLER.

     Seller hereby represents and warrants to Purchaser the following as of the Effective Date:

     2.1 CORPORATE EXISTENCE; GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all necessary corporate powers to own, license and convey the Purchased Assets and to carry on Seller's Business as such business is now being conducted. Seller is qualified to do business as a foreign corporation in New York state and each other state or jurisdiction where qualification is required in connection with Seller's Business, with states and other jurisdictions in which Seller is qualified listed on SCHEDULE 2.1 attached hereto.

     2.2 POWER AND AUTHORITY FOR TRANSACTIONS. Upon approval of the transaction by the District Court of Tel Aviv before which the restructuring proceedings of Mentergy, Ltd. have been brought: (A) Seller has the corporate power to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered by it pursuant to this Agreement or to be executed and delivered by it on both the Effective Date and the Closing Date, and has taken all action required by federal and state law (including the State of Delaware and the State of New York), its Articles of Incorporation, and its Bylaws, to authorize the execution, delivery and performance of this Agreement and such related documents; (B) Seller has the legal capacity to enter into and perform this Agreement and the other agreements to be executed and delivered by it in connection herewith; (C) Seller has obtained the necessary approval of its Board of Directors and stockholders in order to consummate the transactions contemplated herein; (D) This Agreement and all agreements and documents executed and delivered in connection herewith have been, or will be as of the Closing Date, duly executed and delivered by Seller, and constitute or will constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor's rights generally or the availability of equitable remedies; (E) Seller acknowledges that the Purchased Assets are being transferred in an arms length transaction, and for what Seller believes is fair value and in a contemporaneous exchange; (F) Seller will not take in any bankruptcy or receivership any position which puts in jeopardy the transfer of the Purchase Assets to the Purchaser, and will join the Purchaser in any motion filed by the Purchaser to protect the transfer from a claim by any creditor of Seller that the transaction described herein is a fraudulent transfer (as defined in the Bankruptcy Code); (G) The execution and delivery of this Agreement, and the agreements executed and delivered by Seller pursuant to this Agreement or to be executed and delivered by Seller on the Effective Date or Closing Date, do not, and the consummation of the actions contemplated hereby will not, violate any provision of the Certificate of Incorporation or Bylaws of Seller; and (H)
Except as set forth in SCHEDULE 2.2, the execution and delivery of this Agreement, and the agreements executed and delivered by Seller pursuant to this Agreement will not result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, rent, instrument, order, arbitration award, judgment or decree to which Seller is a party or by which Seller is bound, or violate any material restrictions of any kind to which Seller is subject, or result in any lien or encumbrance on any of the Purchased Assets.

     2.3 PERMITS, LICENSES AND GOVERNMENTAL AUTHORIZATIONS. Except as set forth in SCHEDULE 2.3(a): Seller has obtained all material permits, governmental authorizations and approvals required to be maintained by Seller in connection with the operation of the Purchased Assets or required to own and operate the LearnLinc Software, and such permits, authorizations and approvals have been duly obtained and are in full force and effect. Seller has not been served with process that there are any proceedings pending, and to Seller's knowledge no such proceedings are threatened, which may result in the revocation, cancellation or suspension, or any adverse modification, of any thereof of any such material permit, authorization or approval. Set forth in SCHEDULE 2.3 is a true and correct description of all licenses, royalties, assignments and other similar agreements relating to or concerning the use of other third party's copyrights, trademarks, trade names, service marks, computer programs and other computer software, technology, know-how or processes that Seller is licensed or authorized to use in relation to the LearnLinc Software or LearnLinc Business (the "Third Party Rights"). Except for the restrictions described in SCHEDULE
2.3 AND UPON APPROVAL OF THIS TRANSACTION BY THE District Court of Tel Aviv before which the restructuring proceedings of Mentergy, Ltd. have been brought, Seller owns a royalty free irrevocable worldwide license and unrestricted right to use all of the Third Party Rights including all embedded computer programs, if any, necessary to use the LearnLinc Software and operate the LearnLinc Business without conflict with the rights of Third Parties. Except for any restrictions described in SCHEDULE 2.3, use of the Third Party Rights does not require additional consent to Purchaser and the Third Party Rights are freely transferable. Seller has not received notice that any claim has been asserted by any Third Party to Seller concerning the ownership of or right to use any the Third Party Rights, or involves, or has resulted in the infringement of, any

Third Party Right, and Seller to its knowledge does not know of any valid basis for any such claim. To Seller's knowledge, each of the Third Party Rights is valid and subsisting, has not been cancelled, abandoned or otherwise terminated and, to Seller's knowledge, no proceedings have been instituted, are pending or are threatened against Seller that challenge the rights of Seller with respect to the Third Party Rights or any software used by Seller in its ordinary course of the LearnLinc Business.

     2.4 CORPORATE AUTHORIZATIONS. Seller, at Closing will deliver true and correct copies of Seller's Board of Directors and stockholder's resolutions authorizing this transaction, execution of the agreements and transfer of the Purchased Assets to Purchaser.

     2.5 CONSENTS. Seller has obtained or by the Closing will have obtained all material consents, authorizations and licenses with any lender, lessor, manufacturer or supplier which is required to authorize the execution, delivery and performance of this Agreement by the Seller or required in connection with the operation of the LearnLinc Software or the LearnLinc Business by Purchaser after the Closing Date.

     2.6 SELLER'S FINANCIAL INFORMATION. Seller has attached as SCHEDULE 2.6 Seller's financial statements (balance sheet, income statement and statement of cash flows), at and for the fiscal year ending December 31, 2001, and unaudited financial statements (balance sheet, income statement and statement of cash flows) at and for the period ending August 30, 2002 (with the immediately foregoing date being the "Financials Date") for Seller (the "Financial Statements"), along with the divisional income statement for the calendar year period ending August 30, 2002 for Mentergy (the ("Mentergy Divisional Income Statement"). The information contained in the Financial Statements, including the notes thereto, for the periods reflected therein, have been prepared in accordance with generally accepted accounting principles, consistently applied. The Financial Statements, in all material respects: (i) truly and accurately reflect the results of the operations; (ii) fairly and accurately present the financial position of Seller inclusive of the LearnLinc division as of the dates indicated therein; and, (iii) are in accordance with the books and records of Seller which have been properly maintained and are complete and correct in all respects. To the knowledge of Seller, the Mentergy Divisional Income Statement is a true and correct and materially accurate report of the estimated breakout of income and expenses between divisions of Mentergy (including the LearnLinc Business) for the interim period specified in accordance with the books and records of Seller. Seller will provide to Purchaser, at Seller's expense, within fifty (50) days of the Closing Date audited financial statements for the LearnLinc Business for the prior two twelve month periods and the year to date period ending September 30, 2002 (including a balance sheet, income statement and statement of cash flows), and such other documents reasonably requested by Purchaser (with such request for other documents being delivered to Seller within ten (10) days of the Closing Date) which will enable and are to be used by Purchaser to file Form 8-K reflecting the transaction between Seller and Purchaser. Seller will be responsible for the retention of a CPA firm which is capable of providing such audited financial statements and will be responsible for the expense associated with the audit of the LearnLinc Business. Upon tender of the audit papers and consent, Purchaser will reimburse Seller the greater of one-half of the costs incurred or $25,000.

     2.7 LEASES. Seller has attached as SCHEDULE 2.7 a list of all real property and personal property leases affecting or concerning the Purchased Assets or the LearnLinc Software as of the Effective Date. Except as disclosed in SCHEDULE 2.7, all such leases listed are valid and enforceable in accordance with their respective terms, any payments required therein are fully paid, and there is not under any such lease any existing material default by Seller, or any condition or event of which Seller has knowledge which with notice or lapse of time, or both, would constitute a default. Seller has assigned to Purchaser all leases which are required by Purchaser to own the LearnLinc Software and operate the LearnLinc Business.

     2.8 CONDITION OF PURCHASED ASSETS. All tangible computer equipment, copiers, postage machine and other tangible equipment and office furniture (the "Furniture and Equipment") transferred to Purchaser under this Agreement are being transferred on an AS IS, WHERE IS BASIS without any warranty or condition or state of repair other than as may be expressly provided otherwise in this Agreement. Concerning the Furniture and Equipment there are NO IMPLIED WARRANTIES of merchantability, fitness, or fitness for any particular purpose, all such implied warranties being expressly disclaimed. Furthermore, all accounts receivable are transferred to Purchaser without recourse, and Seller makes no representation or warranty as to their collectability.

     2.9 TITLE TO AND ENCUMBRANCES ON PROPERTY. Seller owns good, valid and marketable title to all of the Purchased Assets, free and clear of any liens, exceptions or encumbrances, except for those, if any, which are set forth in
SCHEDULE 2.9 attached hereto.. Seller owns good, valid and marketable title to all of the Purchased Assets, free and clear of any claims and charges except for those, if any, which are set forth in (i) Schedule 2.9 attached hereto or, (ii) the Assignment and Assumption Agreement (but limited to the amounts expressly set forth in the Assignment and Assumption Agreement)

     2.10 INTELLECTUAL PROPERTY. Seller has attached as SCHEDULE 2.10 a true and correct description of all proprietary rights it owns related to the LearnLinc Software or the LearnLinc Business, including all technology, know-how, processes, computer programs and other computer software (including any copyrights inhering therein), registered and pending applications for trade-marks, trade-names, Internet domain names, service marks, patents and copyrights (the "Proprietary Rights"). upon approval of the transaction by the District Court of Tel Aviv before which the restructuring proceedings of Mentergy, Ltd. have been brought: (A) Seller owns or has the unrestricted royalty free irrevocable worldwide right to use all of its Proprietary Rights necessary to conduct its LearnLinc business without conflict with the rights of others. (B) Except as referenced in SCHEDULE 2.10(a), Seller has the sole and exclusive right to use the Proprietary Rights without infringing or violating the rights of any third parties. (C) Use of the Proprietary Rights does not require the consent of any other person and the Proprietary Rights are freely transferable without consent of any party including Seller. (D) Except as described in SCHEDULE 2.10(a), no claim has been asserted to Seller by any person to the ownership of or right to use any the Proprietary Right or challenging or questioning the validity or effectiveness of any Proprietary Right, and Seller does not know of any valid basis for any such claim. Except as described in SCHEDULE 2.10(a), Seller has no knowledge of any claim that any current or former employee, consultant or independent contractor claims any interest in, or right to use, the Proprietary Rights, nor has any current or former employee, consultant or independent contractor retained any interest in or to any of the Proprietary Rights. Each of the Proprietary Rights is valid and subsisting, has not been cancelled, abandoned or otherwise terminated.

     2.11 PAYROLL INFORMATION; EMPLOYEES. Attached hereto is a list of the following: on SCHEDULE 2.11(a) the name of each material consultant, or independent contractor that was engaged by Seller in connection with Seller's LearnLinc Business during the six (6) month period ending with the Effective Date; on SCHEDULE 2.11(b) LIST of all Seller's current or former employees related to the LearnLinc Business who worked for Seller during the six (6) month period ending with the Effective Date (Seller's "Employees"); and on SCHEDULE 2.11(c) a list of all material oral or written independent contractor agreements (and all amendments thereto) during the six (6) month period ending with the Effective Date to which Seller is a party and which require Seller to pay compensation in relation to the LearnLinc business. To its knowledge, Seller has provided true and accurate copies of all employment agreements, independent contractor agreements, employee manuals, materials, policies, procedures, work for hire agreements and work-related rules. To its knowledge, Seller has not engaged in any unfair or illegal labor practice. There are no employment claims concerning any compensation claims, unfair labor practice charges or complaints pending or threatened by any current or former employee who worked for Seller concerning the LearnLinc Business.

     2.12 LEGAL PROCEEDINGS. Other than as set forth on SCHEDULE 2.12, and upon approval of the transaction by the District Court of Tel Aviv before which the restructuring proceedings of Mentergy, Ltd. have been brought, Seller and the Purchased Assets are not party to or subject to any pending litigation, governmental investigation, condemnation or other proceeding against or relating to or affecting the LearnLinc Software, the LearnLinc Business or any of the Purchased Assets, or the transactions contemplated by this Agreement, and Seller Does not have any have knowledge of any threatened, proceeding to that effect and to the knowledge of Seller, no basis for any such action exist.

     2.13 CUSTOMERS, RESELLERS AND CONTRACTS. To the knowledge of Seller:

          (a) Set forth in SCHEDULE 2.13(a) is a complete list of all of the individuals and entities who has ever purchased the LearnLinc Software (the "Customers") providing their name, date of purchase and version of the software purchased (the "Customer Lists").

          (b) Set forth in SCHEDULE 2.13(b) is a complete and accurate list of all persons and entities who have executed a maintenance agreement providing for maintenance and support of the LearnLinc Software during the twenty four (24) month period ending with the Effective Date (the "Maintenance Agreements"), providing the name, date of execution and date of expiration.

          (c) Set forth as SCHEDULE 2.13(c) is a complete and accurate list of the persons or entities who have the right to license or sell the LearnLinc Software (the "Resellers"), providing the name, and execution date. Seller has disclosed to Purchaser, whether oral or written all material outstanding contracts, obligations and commitments of Seller relating to Seller's LearnLinc Business and the LearnLinc Software , and provided true copies of all written contracts.

          (d) Except as set forth in SCHEDULE 2.13(d), all Customer Agreements, Maintenance Agreements and Reseller Agreements (collectively the "Contracts") are valid, binding and enforceable in accordance with their terms and are in full force and effect, and no defenses, offsets or counterclaims have been asserted or may be made by any party thereto. Seller is not in default of any Contract. Except as indicated herein, there is not under any such Contract a requirement that a party to such Contract other than Seller consent to the assignment of such Contract to Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

     2.14 SUBSEQUENT EVENTS. Except as set forth on SCHEDULE 2.14, Seller has not, in connection with Seller's Business, since the Financials Date:

          (a) Knowingly incurred any material obligation or liability (absolute, accrued, contingent or otherwise) or entered into any contract, lease, license or commitment, relating to Seller's LearnLinc Business, except in connection with the negotiation and performance of this Agreement, other than in the ordinary course of business or knowingly incurred any indebtedness other than in the ordinary course of business;

          (b) Knowingly discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability in connection with Seller's LearnLinc Business (absolute, accrued, contingent or otherwise) other than (i) liabilities shown or reflected on Seller's balance sheet at the Financials Date (the "Balance Sheet") and such as would have a material adverse effect on the Purchased Assets or (ii) liabilities incurred since the Financials Date in the ordinary course of business;

          (c) Lost or terminated any employee, customer or supplier of Seller's LearnLinc Business, that has, individually or in the aggregate, had a material adverse effect on its business and such as would have a material adverse effect on the Purchased Assets;

          (d) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the Purchased Assets;

          (e) Sold or contracted to sell or transferred or contracted to transfer any of the Purchased Assets used in the conduct of Seller's LearnLinc Business, or canceled any debts or claims or waived any rights, except in the ordinary course of business;

          (f) Except in the ordinary course of business consistent with past practices, granted any increase in the rates of pay of employees, independent contractors or agents whose employment relates to Seller's LearnLinc Business, or by means of any bonus or pension plan, contract or other commitment, increased the compensation of such person and such as would have a material adverse effect on the Purchased Assets;

          (g) Authorized or incurred any capital expenditures in excess of Five Thousand and No/100 Dollars ($5,000.00) relating to Seller's LearnLinc Business;

          (h) Except for this Agreement and any other agreements executed and delivered pursuant to this Agreement, entered into any material transaction related to Seller's LearnLinc Business other than in the ordinary course of business or permitted hereunder;

          (i) Experienced damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting Seller's LearnLinc Business, or experienced any other material adverse change in the financial condition, Purchased Assets, prospects, or liabilities of Seller's LearnLinc Business;

          (j) Suffered any material adverse change related to Seller's LearnLinc Business or to the Purchased Assets.

     2.15 TAXES. Except for federal income taxes arising under the year 2000 and 2001 Federal tax return, and except as set forth in SCHEDULE 2.15, Seller has filed all tax returns (including tax reports and other statements) required to be filed by it. Seller has made all payments of taxes (including any interest, penalty or addition thereto) required to be made by it, on or before the Effective Date, with respect to income taxes, real and personal property taxes, or sales taxes (except for the taxes due to the NYS Department of Tax and Finance in the amount of $11,311.21 as disclosed in the Assignment and Assumption Agreement), use taxes, employment taxes, excise taxes and other taxes. All such filed tax returns are complete and accurate in all material respects and properly reflect the relevant taxes for the periods covered thereby. Except as would not reasonably be expected to have a material adverse effect on the business or operations of Seller, Seller has no tax liability which would have an impact upon or a claim upon the Purchased Assets, except for real and personal property taxes for the current period not yet due and payable and sales, use, employment and similar taxes for periods as to which such taxes have not yet become due and payable. Seller has not received any notice that any tax deficiency or delinquency has been asserted against Seller. To Seller's knowledge, there are no other audits relating to taxes of Seller threatened, pending or in process. Seller is not currently the beneficiary of any waiver of any statute of limitations in respect of taxes nor of any extension of time within which to file any tax return or to pay any tax assessment or deficiency. There are no liens or encumbrances relating to taxes on or to the knowledge of Seller threatened against any of the Purchased Assets. To its knowledge, Seller has withheld and paid all taxes required by law to have been withheld and paid by it. Seller has delivered to Purchaser correct and complete copies of Seller's three most recently filed annual state and federal income tax returns, together with all examination reports and statements of deficiencies assessed against or agreed to by Seller during the three (3) calendar year period preceding the Effective Date.

     2.16 LIABILITIES; DEBT. Except to the extent reflected in the Assignment and Assumption Agreement, Seller did not have, as of the Financials Date, and has not incurred since that date and will not have incurred as of the Effective Date, any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, related to Seller's LearnLinc Business or the LearnLinc Software, which would have a material adverse effect on the LearnLinc Business or Purchased Assets.

     2.17 INTENTIONALLY OMITTED.

     2.18 EMPLOYEE BENEFIT PLANS. Except as set forth on SCHEDULE 2.18 attached hereto, Seller has not established, nor maintains, nor is obligated to make contributions to or under or otherwise participate in, with regard to Seller's LearnLinc Business, (a) any bonus or other type of compensation or employment plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document); (b) any pension, profit-sharing, retirement or other plan, program or arrangement; or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All such plans have been operated and administered in all material respects in accordance with all applicable laws, rules and regulations, including without limitation, ERISA, the Internal Revenue Code of 1986, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws.

     2.19 NO UNTRUE REPRESENTATIONS. No representation or warranty by Seller in this Agreement, and no Exhibit or certificate issued or executed by, or information furnished by, executive officers or directors of Seller and furnished or to be furnished to Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

     2.20 BROKERS AND FINDERS. Seller shall be responsible for the payment of any fees, costs or expenses associated with any broker or agent retained and engaged by Seller in connection with the transactions contemplated by this Agreement (the Seller's "Broker"). Provided further that Seller may instruct that EDT Learning should remit a portion of the Purchase Price which would be due to Seller be instead paid to Seller's Broker. Upon receipt of written instruction, Purchaser will remit such sums as Seller shall direct in writing to Seller's Broker. However, any payment of consideration to Seller's Broker shall not increase the amount, nor accelerate the timing, of any consideration due to Seller. Any sums remitted to any Seller's Broker shall be a mere courtesy on the part of Purchaser without direct obligation between Purchaser and Seller's Broker. Since the remittance of any sums to Seller's Broker shall be a mere disbursement courtesy, Purchaser shall not be liable to Seller or Seller's Broker for the failure to properly allocate such sums between Seller and Seller's Broker, provided that the correct amount is paid in total when due. Furthermore, Seller shall hold harmless and indemnify Purchaser (and its shareholders, directors, officers, employees, agents, successors and assigns) from and against any and all damages sustained by Purchaser as a result of any claims by Seller's Broker to any portion of the consideration due hereunder.

     2.21 LIMITATION OF REPRESENTATIONS AND WARRANTIES OF MENTERGY, LTD. AGREEMENTS. Seller makes no representations or warranties regarding the Investment Agreement between Mentergy, Ltd (formerly Gilat Communications, Ltd) and Protocol Learning Systems Ltd (aka "Mentergy Europe") regarding the termination of the reselling of LearnLinc in Europe, and regarding the Memorandum of Understanding between Purchaser and Mentergy Ltd.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

     Purchaser represents and warrants to Seller the following as of the Effective Date:

     3.1 CORPORATE EXISTENCE: GOOD STANDING. Purchaser is a corporation duly organized and existing and in good standing under the laws of the State of Delaware.

     3.2 POWER AND AUTHORITY. Purchaser has corporate power to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered by it pursuant to this Agreement or to be executed and delivered on the Effective Date and Closing Date, and has taken all actions required by law, its Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution, delivery and performance of this Agreement and such related documents. Purchaser has the legal capacity to enter into and perform this Agreement and the other agreements to be executed and delivered by it in connection herewith. This Agreement and all agreements and documents executed and delivered in connection herewith have been or will be as of the Closing Date, duly executed and delivered by Purchaser, and constitute or will constitute the legal, valid, and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The execution and delivery of this Agreement and the agreements related hereto executed and delivered pursuant to this Agreement or to be executed and delivered on the Effective Date or Closing Date do not and, the consummation of the transactions contemplated hereby will not, violate any provision of the Certificate of Incorporation or Bylaws of Purchaser or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement instrument, order, arbitration award, judgment or decree to which Purchaser is a party or by which it is bound, or violate any restrictions of any kind to which Purchaser is subject.

     3.3 FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 3.3 are Purchaser's audited financial statements for the fiscal year ended March 31, 2002 and the unaudited financial statements for the interim period ending June 30, 2002 (with June 30, 2002 being hereinafter referred to as the "Purchaser Financials Date"), reflecting the results of the operations and financial condition of Purchaser at such dates which have been prepared in accordance with generally accepted accounting principles, consistently applied (the "Financial Statements"). The Financial Statements: (i) fairly and accurately present the financial position of Purchaser as of the dates indicated and present the results of Purchaser's operations for the periods then ended; and (ii) are in accordance with the books and records of Purchaser, as the case may be, which have been properly maintained and are complete and correct in all material respects.

     3.4 SEC DOCUMENTS AND REPORTS. Other than as set forth on SCHEDULE 3.4, Purchaser has filed all required documents with the Securities and Exchange Commission (the "SEC") up to and including the Effective Date (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as the case may be, and, at the respective times they were filed, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.5 LEGAL PROCEEDINGS. Other than as set forth on SCHEDULE 3.5, neither Purchaser nor any of its affiliates is subject to any pending, nor does Purchaser have knowledge of any threatened, litigation, governmental investigation, condemnation or other proceeding against or relating to or affecting Purchaser (or any of its affiliates), the operations, business or prospects of Purchaser's business, or the transactions contemplated by this

Agreement, and, to the knowledge of Purchaser, no basis for any such action exists, nor is there any legal impediment of which Purchaser has knowledge to the continued operation of Purchaser's business in its ordinary course. 3.6 NO UNDISCLOSED LIABILITIES. Except as and to the extent reflected in the Financial Statements or as expressly shown in SCHEDULE 3.6, Purchaser has no liability or obligation whatsoever, whether matured, unmatured, absolute, contingent or otherwise, except for liabilities and obligations incurred in the ordinary course of its business since the Purchaser Financials Date, which, in the aggregate, would reasonably be expected to have a material adverse effect on the operations, assets or financial condition of Purchaser or its business.

     3.7 NO VIOLATION OF LAW. Purchaser has not been nor shall it be as of the Effective Date (by virtue of any action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever) in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business which, in the aggregate, has or is reasonably likely to have a material adverse effect on the business, assets or financial position of Purchaser.

     3.8 BROKERS AND FINDERS. Neither Purchaser, nor any of its shareholders, directors, officers, employees or agents has retained any broker or finder in connection with the transactions contemplated by this Agreement.

     3.9 PRIORITY OF SECURITY INTEREST. Not withstanding the "Effective Date" proviso in the introduction to this Section 3, upon execution of the Security Agreement and filing of the Financing Statement, Seller will have a first lien purchase money security interest in and to the collateral set forth in the Security Agreement. At Closing, purchaser will execute or authorize the filing of a financing statement and such other documents reasonably requested by Seller to perfect Seller's security interest and to assert that Seller's security interest is a purchase money security interest as defined in the Uniform Commercial Code.

SECTION 4. COVENANTS OF SELLER.

     Seller agrees that between the date hereof and the Closing Date, Seller shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions. Except for the Memorandum of Understanding between Purchaser and Mentergy, Ltd. And except for the Investment Agreement between Gilat Communications Ltd (currently Mentergy Ltd) and Protocol Learning Systems Ltd (aka "Mentergy Europe") regarding reselling LearnLinc in Europe, Seller will, before or upon Closing, cause the termination of any licensing or sales agreements with any party which provides for the sale or license of the LearnLinc Software on an exclusive basis within any territory in the United States, without causing a breach of that agreement or any additional costs or damages to Purchaser.

SECTION 5. COVENANTS OF PURCHASER.

     Purchaser agrees that between the date hereof and the Closing Date, Purchaser shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with its terms and provisions. At the Effective Date, Purchaser will offer employment to certain personnel who currently sell, develop and support the LearnLinc software located in Troy, NY and listed on SCHEDULE 2.11(b), except for those listed on SCHEDULE 6.9. For those employees identified on Schedule 6.9 who are either not offered employment by Purchaser or who decline employment with Purchaser, then Purchaser will pay to those employees the accrued vacation, and two (2) weeks severance identified on SCHEDULE 6.9. Purchaser will provide to Mentergy, Inc. its standard license, which is the same as had been used by Mentergy for its customers, providing for a license to utilize version 6.1 of the LearnLinc software for up to one hundred
(100) users for the exclusive purpose of internal use (the "Internal Use License") by Mentergy, Inc., who may not sell, re-sell, host in an ASP model for compensation, distribute, transfer, lease, sub-lease or otherwise convey this Internal Use License to any other entity or party. Mentergy, Inc. will protect against any distribution, resale, transfer or copying of this Internal Use License to any entity.

SECTION 6. PURCHASER'S CONDITIONS PRECEDENT.

     The obligations of Purchaser hereunder are subject to the fulfillment or waiver of each of the following conditions before or upon the Closing Date:

     6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained herein shall have been true and correct in all material respects as of the Effective Date.

     6.2 COVENANTS AND CONDITIONS. Seller shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by Seller prior to the Closing Date.

     6.3 PROCEEDINGS. No action, proceeding or order by any court or governmental body shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby and no bankruptcy proceeding involving Seller shall have commenced.

     6.4 CLOSING DELIVERIES. Purchaser shall have received all documents, duly executed by Seller in a form satisfactory to Purchaser and its counsel, referred to in SECTION 8.1.

     6.5 CONSENTS AND APPROVALS. Seller shall have obtained third-party approvals and consents to the consummation of the transactions contained herein on terms and conditions reasonably satisfactory to Purchaser, including approval to the transaction contemplated herein by the District Court of Tel Aviv before which the restructuring proceedings of Mentergy, Ltd. have been brought..

     6.6 APPROVAL BY THE BOARD OF DIRECTORS. This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors and Stockholders of Seller.

     6.7 DUE DILIGENCE REVIEW. By the Effective Date, Purchaser shall have completed a due diligence review of Seller's LearnLinc Business, and its legal, financial and operating condition, including its financial statements, the results of which shall be satisfactory to Purchaser in its sole discretion.

     6.8 NO MATERIAL ADVERSE CHANGE. Except as provided in the Schedules hereto, including SCHEDULE 6.8, no material adverse change in the condition (financial or otherwise), operations, liabilities, business or prospects of Seller relating to Seller's LearnLinc Business, the LearnLinc Software or in general the condition of the Purchased Assets shall have occurred since the Financials Date up to the Effective Date.

     6.9 EMPLOYEES OF SELLER. Before or upon the Effective Date, Seller shall have terminated all employees, consultants and independent contractors identified on SCHEDULE 2.11 (a), (b) AND (c) and Seller shall have presented

Purchaser a list of all accrued vacation or other compensation claims payable to Seller's Employees accrued as of the Effective on SCHEDULE 6.9. Seller will tender to Purchaser written evidence in a form reasonably satisfactory to Purchaser of the termination of that employment relationship with Seller and the release by the Employees of all employment claims against Seller and Purchaser (the "Employee Releases")other than those employees listed in SCHEDULE 6.9, whose releases will provided within 52 days subsequent to the Effective Date, (providing that EDT's liabilities for severance and accrued vacation do not change as a result of such delay).

     6.10 PREMISES LEASE. Purchaser will have obtained an irrevocable commitment from the landlord of the Troy premises to lease to Purchaser the Troy premises, with provisions providing for a term not to exceed 24 months, the reduction of the premises by one-half, the deferment of any past due rent into future periods, and the monthly rental not exceeding $5,000 per month.

     6.11 RELEASE OF MENTERGY, LTD.. Seller shall have delivered a release of any security interest or lien on the Purchase Assets (other than those identified on Schedule 2.9), including from Mentergy, Ltd. whereby Mentergy Ltd. releases any claim or lien on the Purchased Assets.

SECTION 7. SELLER CONDITIONS PRECEDENT.

     The obligations of Seller hereunder are subject to the fulfillment or waiver of each of the following conditions before or upon the Closing Date:

     7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained herein shall have been true and correct in all material respects as of the Effective Date.

     7.2 COVENANTS AND CONDITIONS. Purchaser shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by Purchaser prior to the Closing Date.

     7.3 PROCEEDINGS. No action, proceeding or order by any court or governmental body shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

     7.4 CLOSING DELIVERIES. Seller shall have received all documents, duly executed by Purchaser in form satisfactory to Seller and its counsel, referred to in SECTION 8.2.

     7.5 EMPLOYEES OF SELLER. As of the Effective Date, Purchaser shall have offered employment to those Employees chosen by Seller and such chosen Employees shall have accepted employment with Purchaser.

     7.6 CONSENTS AND APPROVALS. Seller shall have obtained all necessary government and other third-party approvals and consents to the consummation of the transactions contained herein including approval to the transaction contemplated herein by the District Court of Tel Aviv before which the restructuring proceedings of Mentergy, Ltd. have been brought.

     7.7 NO MATERIAL ADVERSE CHANGE. Except as provided in the Schedules hereto, no material adverse change in the condition (financial or otherwise), operations, liabilities, business or prospects of Purchaser shall have occurred since the date of its last public filing.

SECTION 8. CLOSING DELIVERIES.

     8.1 DELIVERIES OF SELLER. At the Closing, Seller shall deliver to Purchaser the following, all of which shall be in a form reasonably satisfactory to counsel to Purchaser; provided that any of the following which is in the form attached as an Exhibit to this Agreement, shall be deemed satisfactory:

          (a) a copy of the resolutions of the Boards of Directors authorizing the execution, delivery and performance of this Agreement and all related documents and agreements to be executed by Seller in connection therewith;

          (b) certificates of the Secretaries of Seller certifying as to the incumbency of the directors and officers of Seller, certifying as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of Seller, and certifying that certain documents provided to Purchaser, and the authorizing resolutions referred to hereinabove, are true and correct copies of the originals thereof;

          (c) certificates of the Presidents of Seller, dated as of the Closing Date, as to (i) the truth and correctness of the representations and warranties of Seller contained herein; (ii) the performance of and compliance by Seller with all covenants contained herein; and (iii) the satisfaction of all conditions precedent of Seller contained herein;

          (d) the following certificates, establishing that Seller is in existence and is in good standing to transact business in the respective states:

               (i) FOR MENTERGY, INC: Delaware (September 19,2002)

               (ii) FOR GILAT-ALLEN  COMMUNICATIONS INC: New York (September 19,
     2002), Delaware (September 19, 2002), Utah (September 20, 2002)


               (iii) FOR LEARNLINC CORPORATION: Delaware (September 19, 2002), New York (September 25, 2002)

          (e) a Bill of Sale executed by Seller in the form of EXHIBIT A;

          (f) an Assignment and Assumption Agreement executed by Seller in the form of EXHIBIT B (the "Assignment and Assumption Agreement");

          (g) an Assignment of Trademarks executed by Seller in the form of EXHIBIT C;

          (h) all authorizations, consents, approvals, permits and licenses required herein;

          (i) the Employee Releases;

          (j) such other instruments and documents as reasonably requested by Purchaser to carry out and effect the purpose and intent of this Agreement.

          (k) Seller shall have delivered a release from Mentergy, Ltd. whereby Mentergy Ltd. releases any claim or lien on the Purchased Assets.

     8.2 DELIVERIES OF PURCHASER. At the Closing, Purchaser shall deliver to Seller the following, all of which shall be in a form satisfactory to counsel to Seller; provided that any of the following which is in the form attached as an Exhibit to this Agreement, shall be deemed satisfactory:

          (a) Cash by wire transfer the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) made payable to Seller (or in such proportions to Seller and Seller's broker as Seller shall instruct

          (b) a fully executed promissory note in the original principal sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000) in the form of Exhibit "D",

          (c) a fully executed Royalty Agreement in the form of Exhibit "E";

          (d) The Security Agreement and the Financing Statement and License Agreement;

          (e) a copy of the resolutions of the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement and all related documents and agreements each certified by the Secretary of Purchaser as being true and correct copies of the original thereof;

          (f) a certificate of the Chief Executive Officer of Purchaser as of the Closing Date, as to (i) the truth and correctness of the representations and warranties of Purchaser contained herein; (ii) the performance of and compliance by Purchaser with all covenants contained herein; and (iii) the satisfaction of all conditions precedent of Purchaser contained herein;

          (g) a certificate of the Secretary of Purchaser certifying as to the incumbency of the directors and officers of Purchaser and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of Purchaser;

          (h) certificates, dated within thirty (30)days of the Closing Date, of the Secretary of the State of Delaware, New York, and Arizona establishing that Purchaser is in existence and is in good standing to transact business in the States of Delaware, New York, and Arizona

          (i) the Assignment and Assumption Agreement executed by Purchaser;

          (j) such other instruments and documents as reasonably requested by Seller to carry out and effect the purpose and intent of this Agreement.

     8.3 DELIVERIES SUBSEQUENT TO CLOSING. Within 30 days of Closing Seller will deliver to Purchaser an opinion of counsel to Seller in a form reasonably acceptable to Purchaser opining as to the validity of: (i) the execution and delivery of this Agreement and the other documents to be executed pursuant hereto, (ii) the good standing and authority of Seller, and (iii) the enforceability of this Agreement and the other agreements and documents to be executed by Seller in connection herewith (with Seller responsible for the costs thereof but with Purchaser providing upon its tender reimbursement of the greater of one-half of the costs or $7,500.00), and for purposes of this opinion Purchaser agrees that the opinion of Seller's counsel can be based upon certificates of Seller, Mentergy, Ltd., and the opinion of Israeli counsel for Mentergy, Ltd. regarding Mentergy, Ltd. and Seller.

SECTION 9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, INDEMNITY.

     9.1 SURVIVAL OF CLOSING. All representations and warranties in this Agreement, including any certificate or Schedule made a part thereof or Exhibit delivered pursuant to this Agreement, shall survive the Closing and continue in full force and effect until the third anniversary of the Closing Date (referred to herein as the "Indemnity Termination Date"). Notwithstanding the foregoing, the provisions of SECTION 2.15 shall continue for six (6) months after the expiration of the applicable statute of limitations for assessment of additional taxes. All claims for indemnification under this Agreement made by either party must be made by the Indemnity Termination Date (other than claims by Purchaser under Section 2.15 which must be made by the expiration of six (6) months after the expiration of the applicable statute of limitations for assessment of additional taxes).

     9.2 INDEMNIFICATION OF PURCHASERS. From and after the Closing, subject to the limitations set forth in SECTION 9.4, Seller, and its successors and assigns, will indemnify and hold harmless Purchaser, (and Purchaser's officers, directors, stockholders, employees and subsidiaries) (collectively, the "Indemnified Persons"), from and against any loss, liability, claim, damage, expense (including reasonable costs of investigation and defense and reasonable attorneys' fees and expenses) (collectively, "Damages") incurred by the Indemnified Person, (i) as a result of any breach of any representation or warranty, covenant or agreement made by Sellers in this Agreement, or any other certificate or document delivered by Sellers pursuant to this Agreement, or (ii) as a result of any claim for breach, misrepresentation or warranty made by any Customer, Reseller, Employee or Creditor of Seller related to the operation by Seller of the LearnLinc Business or sale and license of the LearnLinc Software prior to the Effective Date. Notwithstanding the foregoing, no such indemnification under this Section shall be available unless written notice thereof has been delivered to Sellers prior to the Indemnity Termination Date specifying in reasonable detail the information or circumstances giving rise to the claim for indemnity and, to the extent reasonably ascertainable, the expected Damages related thereto.

     9.3  MAXIMUM  INDEMNITY   OBLIGATION.   Seller's  indemnity  obligation  to
Purchaser shall not exceed the sum of Five Million Seven Hundred Seventy Five Thousand and 00/100 Dollars ($5,750,000.00).

     9.4 PRIORITY OF OFFSET. All Damages fully and finally determined to be owed by Sellers to the Indemnified Persons under Section 9.2 shall be satisfied first out of offset of the sums due under Section 1.7 (Accounts Receivable) second against the Purchaser's Promissory Note and third from offset of any sums due under the Royalty Agreement.

     9.5 INDEMNIFICATION OF SELLER. From and after the Closing Purchaser, and its successors and assigns, will indemnify and hold harmless Seller, (and Seller's officers, directors, stockholders, employees and subsidiaries) (collectively, the "Seller Indemnified Persons"), from and against any loss, liability, claim, damage, expense (including reasonable costs of investigation and defense and reasonable attorneys' fees and expenses) (collectively, "Seller's Damages") incurred by the Seller Indemnified Person (i) as a result of any breach of any representation or warranty, covenant or agreement made by Purchasers in this Agreement, or any other certificate or document delivered by Purchasers pursuant to this Agreement, (ii) as a result of any claim for breach, misrepresentation or warranty made by any customer, reseller, employee or creditor of Purchaser related to the operation by Purchaser of the LearnLinc Business or sale and license of the LearnLinc Software after to the Effective Date, or (iii) any breach by Purchaser in the Assignment and Assumption Agreement.

     9.6 PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS. Promptly after receipt by an Indemnified Person of notice of the commencement of any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, public or private) commenced, brought, conducted or heard by or before or otherwise involving any governmental body or arbitrator (a "Proceeding") against it, such Indemnified Person will, if a claim is to be made against a party obligated to provide indemnity under this Section 9, give notice to the indemnifying parties of the commencement of such Proceeding, but the failure of the Indemnified Person to notify the indemnifying parties will not relieve the indemnifying parties of any liability that indemnifying parties may have to any Indemnified Persons, except to the extent the indemnifying parties are materially prejudiced thereby. If any Proceeding is brought against an Indemnified Person and the Indemnified Person gives notice to the indemnifying parties of the commencement of such Proceeding, the indemnifying parties will be entitled to participate in such Proceeding and, to the extent that they wish (unless the indemnifying parties are also parties to such Proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate, or the indemnifying parties fail to provide reasonable assurance to the Indemnified Persons of their financial capacity to defend such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the Indemnified Persons and, after notice from the indemnifying parties to the Indemnified Persons of their election to assume the defense of such Proceeding. If the indemnifying parties assume the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; and (ii) no compromise or settlement of such claims may be effected by the indemnifying parties without the Indemnified Persons' consent. If notice is given to the indemnifying parties of the commencement of any Proceeding and the indemnifying parties do not, within twenty (20) days after the Indemnified Persons' notice is given, give notice to the Indemnified Persons of their election to assume the defense of such Proceeding, the indemnifying parties will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Persons. With respect to any Proceeding both the Indemnified Persons and the indemnifying parties, as the case may be, shall keep the other parties fully informed of the Proceeding at all stages thereof and to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Proceeding brought by any third party. With respect to any Proceeding, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all confidential business records and the attorney-client and work-product privileges.

     9.7 EFFECT OF INVESTIGATION. No investigation or inquiry made by either party shall, regardless of the Closing of the transactions contemplated hereby, affect or limit any representation or warranty made by the other party or in any Schedule delivered by any of them pursuant hereto or any right of indemnification contained in this Agreement.

SECTION 10. TERMINATION.

     This Agreement may be terminated:

          (a) at Closing by Purchaser by delivery of written notice to Seller if any representation or warranty of Seller contained in this Agreement or in any certificate or other document executed and delivered by Seller pursuant to this Agreement is untrue or breached in any material respect or if Seller fails to comply in any material respect with any covenant or agreement contained herein;

          (b) at Closing by Seller by delivery of written notice to Purchaser if any representation or warranty of Purchaser contained in this Agreement or in any certificate or other document executed and delivered by Purchaser pursuant to this Agreement is untrue or breached in any material respect or if Purchaser fails to comply in any material respect with any covenant or agreement contained herein;

          (c) by Purchaser by delivery of written notice to Seller if the transactions contemplated hereby shall not have been consummated by November 30, 2002; or

          (d) by Seller by delivery of written notice to Purchaser if the transactions contemplated hereby shall not have been consummated by November 30, 2002.

SECTION 11. OPERATION OF LEARNLINC BUSINESS BETWEEN EFFECTIVE DATE AND CLOSING
            DATE

     Commencing on the Effective Date through the Closing Date, Purchaser shall operate the LearnLinc Business as if Closing had occurred on the Effective Date. In the event that this Agreement is terminated prior to Closing, all property, assets and liabilities shall be returned to the parties as if this Agreement had never been executed and Purchaser shall be entitled to reimbursement from Seller for any out of pocket expenses incurred during its period of operation of the LearnLinc Business and the parties agree to act in good faith and to take such steps as are reasonably necessary (including Purchaser's release of Seller's employees) to effect the foregoing.

SECTION 12. MISCELLANEOUS.

     12.1 KNOWLEDGE. For purposes of this Agreement, the phrase "knowledge of Seller" or similar such phrase shall mean the actual knowledge of Ron Zamir, Adam Stewart, or Paul Zackrison.

     12.2 NOTICES.

     If to Purchaser:

               EDT Learning, Inc.
               2999 N. 44th St., Suite 650
               Phoenix, Arizona 85018-7273
               Attention: President
               Phone: 602-952-1200

     If to Seller:

               Mentergy, Inc.
               5 Triad Center, 5th Floor
               Salt Lake City, UT 84180
               Attention: President
               Phone: 801-537-7800

     Or such other address as shall be furnished in writing by any party to the other party. All such notices shall be considered received: (a) if transmitted by certified mail, return receipt requested, with proper postage prepaid, upon the fifth (5th) business day after mailing; (b) if transmitted by overnight carrier, on the next business day; and (c) if transmitted by personal delivery, upon receipt.

     12.3 SUCCESSORS AND ASSIGNS. This Agreement shall not be assignable, by operation of law or otherwise, without the prior written consent of all parties. Subject to the foregoing, this Agreement shall inure to the benefit of, be enforceable by and be binding upon the parties, their successors and permitted assigns.

     12.4 ENTIRE AGREEMENT. This Agreement and the Exhibits, Schedules, certificates and other documents delivered pursuant hereto or incorporated herein by reference, contain and constitute the entire agreement among the parties and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties relating to the transactions contemplated by this Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

     12.5 GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without giving effect to the principles of conflicts of law thereof, provided, however, that the laws of the respective jurisdictions of incorporation of each of the parties shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its board of directors.

     12.6 SCHEDULES AND EXHIBITS. All Schedules and Exhibits attached to this Agreement are by reference made a part hereof.

     12.7 WAIVERS. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder shall operate as a waiver thereof (subject to the time limits on indemnification set forth in SECTION 9.1 above), nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

     12.8 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.9  COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. For purposes of executing this Agreement, facsimile signature shall be given the same force and effect as an original signature.

     12.10 CONFIDENTIALITY. The parties agree that they will not make any public comment, statement, communication or disclosure about the existence or contents of this Agreement or activities relating to the consummation of the transactions contemplated herein without prior approval of the other party, except as may be required by law, as may be necessary to obtain the required consents, licenses, permits or approvals pursuant to SECTION 2.5 herein, or as may be necessary in the ordinary course of business.

     12.11 EXPENSES. Except as otherwise provided for herein, each party will be responsible for payment of all fees and expenses incurred by that party in connection with this Agreement and the consummation of the transactions contemplated thereby regardless of whether this Agreement is terminated without consummation of the transaction contemplated hereby.

     12.12 NO THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement (express or implied) is intended or shall be construed to confer upon or give to any person, corporation or other entity, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

     12.13 FURTHER ASSURANCES. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


EDT LEARNING, INC.                      MENTERGY, INC.


By: _________________________________   By: ____________________________________

Name: James M. Powers, Jr.              Its: ___________________________________

Title: President                        Title: _________________________________

Date: _______________________________   Date: __________________________________


LEARNLINC CORP.


By: _________________________________

Its: ________________________________

Title: ______________________________

Date: _______________________________


GILAT-ALLEN COMMUNICATIONS, INC.


By: _________________________________

Its: ________________________________

Title: ______________________________

Date: _______________________________